UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 11, 2023

SPHERE 3D CORP.
(Exact name of registrant as specified in its charter)

Ontario	001-36532	98-1220792
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

895 Don Mills Road
Bldg. 2, Suite 900
 Toronto, Ontario, Canada M3C 1W3
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (647) 952 5049

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Shares	ANY	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Private Placement

On August 11, 2023, Sphere 3D Corp. (the "Company") entered into a Securities Purchase Agreement (the "Purchase Agreement") pursuant to which the Company issued to two institutional accredited investors (the "Investors"), a total of 13,764 of the Company's Series H Preferred Shares (the "Series H Shares") and a total of 1,966,292 Common Share Purchase Warrants (the "Warrants"), each of which entitled the holder to purchase one common share of the Company (the "Warrant Shares"). Per the terms of the Purchase Agreement, the Company will receive $3,500,000.

The Warrants are exercisable the day after the date that is six months after the date of issuance at an initial exercise price of $2.75 per share for a term ending on the 3-year anniversary of the date of issuance. The exercise price of the Warrant is subject to adjustment for certain stock splits, stock combinations and dilutive share issuances.

Pursuant to the terms of the Purchase Agreement, the Company will reserve for issuance the maximum aggregate number of common shares that are issuable upon exercise in full of the Warrant at any time.

In connection with the transaction described above, the Company issued a total of 1,377 Series H Shares and 196,629 Warrants to two finders, as a finder's fee for the transaction.

Amendment to Hertford Agreement

On August 11, 2023, the Company entered into an Amended and Restated Agreement (the "Hertford Amendment") with Hertford Advisors Ltd. and certain other parties listed in the Hertford Amendment (together, the “Hertford Group”), which amends and restates in its entirety the purchase agreement between the Company and Hertford Advisors Ltd. dated July 31, 2021, as modified by the amendment to such agreement dated November 7, 2022 (together, the "Original Hertford Agreement").  Pursuant to the Hertford Amendment, the Company shall issue to Hertford (i) 1,376 Series H Shares and (ii) 800,000 Warrants.

The Company relied on the exemption from registration afforded by Section 4(a)(2) of the Securities Act of 1933, as amended (the "Securities Act") and Regulation D promulgated thereunder in connection with the issuance and sale of the Series H Preferred Shares and the Warrants. The offer and sale of the Series H Shares and the Warrants have not been registered under the Securities Act and may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements of the Securities Act, and in each case in compliance with applicable state securities laws.

Prepayment of LDA Note

As previously disclosed, on April 17, 2023, the Company entered into a Securities Purchase Agreement (the "LDA Agreement") pursuant to which the Company issued to an institutional accredited investor, LDA Capital Limited ("LDA"), a Senior Convertible Promissory Note having an aggregate principal amount of $1,000,000 (the "LDA Note") and Common Share Purchase Warrants (the "LDA Warrants") to purchase up to 455,927 common shares of the Company. On August 14, 2023, in accordance with the terms of the LDA Agreement, the Company repaid the full amount of the LDA Note. As a result of the Company's repayment, the Company shall have the right to redeem from LDA 40% of the then outstanding LDA Warrants.

The foregoing descriptions of the Warrant, the Purchase Agreement and the Hertford Amendment are not complete and are subject to, and qualified in their entirety by, the full text of the Warrant, the Purchase Agreement and the Hertford Amendment, copies of which are attached to hereto as Exhibits 4.1, 10.1 and 10.2 and are incorporated herein by reference.

Item 2.02. Results of Operations and Financial Condition.

On August 14, 2023, we issued a press release announcing our financial results for our second fiscal quarter ended June 30, 2023.  The information contained in the press release is incorporated herein by reference and furnished as Exhibit 99.1.

The information in this Item 2.02 and Exhibit 99.1 is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that Section.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated by reference into this Item 3.02.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
4.1	Form of Warrant
10.1	Securities Purchase Agreement
10.2	Amended and Restated Agreement with Hertford Group
99.1	Press release dated August 14, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: August 14, 2023

SPHERE 3D CORP.

By:	/s/ Patricia Trompeter
Patricia Trompeter
Chief Executive Officer